Child,
Van Wagoner &
Bradshaw, PLLC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form SB-2 Registration Statement of our report dated March 31, 2006, except for footnotes 1 and 4, which is July 7, 2006 on our audits of the financial statements of BidGive International, Inc., as of December 31, 2005 and for the years ended December 31, 2005 and 2004.

Child, Van Wagoner & Bradshaw

Child, Van Wagoner & Bradshaw, PLLC
Kaysville, Utah
November 21, 2006

1284 W. Flint Meadow Dr. #D
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
SLC, UT 84107-5370
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net